EXHIBIT 3.174

CERTIFICATE OF INCORPORATION

OF

SCALLOP COAL CORPORATION

* * * * *

1. The name of the corporation is

SCALLOP COAL CORPORATION

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares in One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

The number of the authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
B.A. Pennington	100 West Tenth Street
Wilmington, Delaware 19801

M.A. Brzoska	100 West Tenth Street
Wilmington, Delaware 19801

R.F. Andrews	100 West Tenth Street
Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is a follows:

NAME	MAILING ADDRESS
MICHAEL CORRIE	c/o ASIATIC PETROLEUM CORPORATION
One Rockefeller Plaza
New York, N.Y. 10020

J.D. RITCHIE	c/o ASIATIC PETROLEUM CORPORATION
One Rockefeller Plaza
New York, N.Y. 10020

MICHAEL D. LORENZO	c/o ASIATIC PETROLEUM CORPORATION
One Rockefeller Plaza
New York, N.Y. 10020

GRAHAM H.D. DAVIES	c/o ASIATIC PETROLEUM CORPORATION
One Rockefeller Plaza
New York, N.Y. 10020

MICHAEL J. PAULLI	c/o ASIATIC PETROLEUM CORPORATION
One Rockefeller Plaza
New York, N.Y. 10020

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do take this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 5th day of May, 1976.

/s/ B.A. Pennington
/s/ M.A. Brzoska
/s/ R.F. Andrews

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SCALLOP COAL CORPORATION

I, L. J. van der Toorn, President of Scallop Coal Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter sometimes called the Corporation), DO HEREBY CERTIFY as follows:

1. That at a meeting of the Board of Directors of the Corporation held on October 21, 1980 a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the sole stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that the Certificate of Incorporation

of the Corporation be amended by deleting

paragraph 1 and substituting in its place and stead

the following paragraph 1:

“1. The name of the corporation is SC COAL CORPORATION.”

2. That, thereafter, on October 21, 1980, the sole stockholder of the Corporation gave its consent to said amendment by means of a written consent in lieu of meeting and vote of stockholders in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

4. That the capital of the Corporation will not be reduced under or by reason of said amendment.

5. That the change of corporate name of Scallop Coal Corporation to SC Coal Corporation shall be effective upon the filing of this Certificate in the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, SCALLOP COAL CORPORATION, has caused this Certificate to be signed by L. J. van der Toorn, its President, and attested by James D. Mollica, its Secretary, this 21st day of October, 1980.

SCALLOP COAL CORPORATION,

by	/s/ L. J. van der Toorn
L. J. van der Toorn

Attest:

/s/ James D. Mollica
James D. Mollica